Exhibit 99.1

For more information contact:

Anthony C. Allen

Vice President & Chief Financial Officer

(502) 329-2000

Sypris ELECTS GARY L. CONVIS TO ITS BOARD OF DIRECTORS

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FORMER TOYOTA EXECUTIVE AND MANUFACTURING EXPERT

LOUISVILLE, Ky. (July 29, 2020) – Sypris Solutions, Inc. (NASDAQ/GM: SYPR) announced today that effective July 28, 2020, it has elected Gary L. Convis to join its Board of Directors (“Board”) as a Class II director. Mr. Convis previously retired from the Board in May 2019 after more than 7 years of service, and the Board is excited to welcome him back.

Commenting on the announcement, Jeffrey T. Gill, President and Chief Executive Officer of Sypris Solutions, said, “We are very pleased to have Gary return to our board. Gary’s successful, highly-profiled executive leadership experience with Toyota, GM, Ford and Dana, was previously, and is expected to continue to be an invaluable resource to Sypris as we remain focused on achieving long-term growth and a return to profitable operations through realigning the Company’s cost structure while also diversifying our book of business in terms of both customers and markets.”

Mr. Convis has served as Senior Advisor for Bloom Energy, a provider of solid oxide fuel cell technology, since November 2013 and as Chief Operations Officer from January 2012 until November of 2013. Mr. Convis also served in a number of senior leadership positions with Dana Holding Corporation including, Special Advisor to the Chief Executive Officer and President (January 2010 to December 2011), Vice Chairman of Dana Holding Corporation (January 2009 to December 2009) and as Chief Executive Officer and President (April 2008 to January 2009). From 2003 to 2007, Mr. Convis served as an Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc. and as Managing Officer of Toyota Motor Corp from May 2003 to July 2007. He started his career with Toyota in 1984 as part of the start-up team for New United Motor Manufacturing, Inc., Toyota’s joint venture with General Motors. Additionally, Mr. Convis served 16 years with Ford Motor Corporation following a three-year tenure with General Motors. Mr. Convis has served on the Board for a number of companies, including Toyota Motor Manufacturing Kentucky Inc., where he served as Chairman of the Board (May 2006 to July 2007); Cooper-Standard Holdings Inc. (2007 to May 2010); Dana Holding Corporation (January 2008 to December 2009); Achates Power, Inc., a developer of two-stroke opposed-piston engines (2007 to April 2020) and MW Industries, Inc., a manufacturer of specialty springs and fasteners (December 2017 to February 2020).

Sypris Solutions is a diversified provider of truck components, oil and gas pipeline components and aerospace and defense electronics. The Company performs a wide range of manufacturing services, often under multi-year, sole-source contracts. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

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101 Bullitt Lane, Suite 450, Louisville, Kentucky 40222 • (502) 329-2000 • Fax (502) 329-2050 • www.sypris.com

Sypris Elects Gary L. Convis

July 29, 2020

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Such statements may relate to projections of the company’s revenue, earnings, and other financial and operational measures, our liquidity, our ability to mitigate or manage disruptions posed by COVID-19, and the impact of COVID-19 and economic conditions on our future operations, among other matters. COVID-19 continues to spread throughout the United States and other countries across the world, and the duration and severity of its effects are currently unknown. The COVID-19 pandemic has resulted, and is likely to continue to result, in significant economic disruption and has and will likely adversely affect our business. The Company has continued to operate at each location and sought to remain compliant with government regulations imposed due to the COVID-19 pandemic.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the impact of COVID-19 and economic conditions on our future operations; possible public policy response to the pandemic, including legislation or restrictions that may impact our operations or supply chain; our ability to comply with the requirements of the SBA and seek forgiveness of all or a portion of the PPP Loan; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or other assets to fund operating losses; our failure to achieve targeted gains and cash proceeds from the anticipated sale of certain equipment; the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; dependence on, retention or recruitment of key employees and distribution of our human capital; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, product liability or environmental claims; our inability to develop new or improved products or new markets for our products; cost, quality and availability of raw materials such as steel, component parts (especially electronic components), natural gas or utilities; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; our inability to regain compliance with the NASDAQ listing standards minimum closing bid price in a timely manner our reliance on a few key customers, third party vendors and sub-suppliers; continued shortages and extensive lead-times for electronic components; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; other potential weaknesses in internal controls over financial reporting and enterprise risk management; failure to adequately insure or to identify environmental or other insurable risks; unanticipated or uninsured disasters, public health crises, losses or business risks; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; volatility of our customers’ forecasts, scheduling demands and production levels which negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; the costs of compliance with our auditing, regulatory or contractual obligations; labor relations; strikes; union negotiations; pension valuation, health care or other benefit costs; our inability to patent or otherwise protect our inventions or other intellectual property from potential competitors; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; U.S. government spending on products and services that Sypris Electronics provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; cyber security threats and disruptions; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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